UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 8, 2012

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01   Entry into a Material Definitive Agreement.

On February 8, 2012, Senesco Technologies, Inc. (the “Company” or “Senesco”) and BioCorp Ventures, LLC (“BCV”), a division of technology incubator US Equity Holdings, entered into a research and development agreement to use Senesco’s proprietary eukaryotic translation initiation Factor 5A (eIF5A) technology platform for sustainable energy applications (the “Agreement”). BCV, a newly formed start-up company, will have a license to evaluate Senesco’s technology for the development of plants and plant products suitable for use in the production of biofuel and biofuel feedstock, including all species of algae and all species in the genus Miscanthus (perennial grasses). Biofuels derived from these organisms include biodiesel and bioethanol. The companies will continue ongoing research and development as BCV works on commercializing the technology.

BCV will be fully responsible for further assessing the potential of the Senesco technology for all biofuel applications and determining the route to the commercialization of biofuel products.  Through its significant know-how at the University of Waterloo, Senesco will be responsible for technology transfer and providing technical advice to facilitate BCV’s operations.  After the initial evaluation phase, the Agreement provides annual license maintenance payments to Senesco and royalty payments in the mid-single digits if a product is commercialized by BCV  As part of the Agreement, Senesco has a 15% equity interest in BCV and the right to appoint one member to BCV’s advisory board.

Senesco has been developing gene regulation technologies that may be useful in generating strains of biofuel-yielding organisms with superior growth characteristics. Senesco and other licensees have demonstrated that its technology has the potential to enhance size, yields and resistance to stress, like drought, salinity and disease, in plants.  Starting in 1999, Senesco has entered into license agreements with leading-edge companies engaged in agricultural biotechnology, including Monsanto and Bayer CropScience, who are applying Senesco technology in product development in important crops including rice, soy and cotton. Senesco has strong intellectual property with 102 issued patents, covering multiple compositions of matter and methods of use.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2012 or as an exhibit to an amendment to this current report on Form 8-K, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 9.01.    Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated February 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: February 14, 2012	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer